Exhibit 10.1
SIXTH AMENDMENT
SIXTH AMENDMENT, dated as of February 3, 2009 (this “Sixth Amendment”), to the Amended and Restated Credit Agreement, dated as of February 13, 1998, as amended and restated as of December 10, 2003, as further amended and restated as of March 4, 2004, and as amended by the First Amendment thereto, dated as of August 6, 2004, the Second Amendment thereto, dated as of October 20, 2004, the Third Amendment thereto, dated as of August 1, 2005, the Fourth Amendment thereto, dated as of April 26, 2006, and the Fifth Amendment thereto, dated as of March 30, 2007 (the “Credit Agreement”), among Nebraska Book Company, Inc., a Kansas corporation (the “Borrower”), NBC Holdings Corp., NBC Acquisition Corp., the lenders party from time to time thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, Citigroup Global Markets Inc., as syndication agent, and Bank of America, N.A. (as successor by merger to Fleet National Bank) and Wells Fargo Bank N.A., as co-documentation agents.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;
WHEREAS, the Borrower has requested that the Credit Agreement be amended to, among other things, (i) extend the Revolving Credit Termination Date to May 31, 2010 and (ii) amend the financial covenants for certain test periods; and
WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendment to the Credit Agreement, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:
1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.
2. Decrease in Total Revolving Credit Commitments. On the Sixth Amendment Effective Date (after giving effect to satisfaction of the condition set forth in Section 16(a) below), the Total Revolving Credit Commitments will be permanently reduced from $85,000,000 to $65,000,000. Such reduction shall be applied pro ratably to the Revolving Credit Commitment of each Revolving Credit Lender.
3. Amendments to Section 1.1 (Defined Terms).
(a) Section 1.1 of the Credit Agreement is amended by adding the following definitions in proper alphabetical order:
“Sixth Amendment”: the Sixth Amendment dated as of February 3, 2009 to this Agreement.
“Sixth Amendment Effective Date”: February 3, 2009, which is the date on which the Sixth Amendment became effective in accordance with its terms.
(b) The definition of “Confidential Information Memorandum” set forth in Section 1.1 of the Credit Agreement is amended by adding the following at the end thereof:

and the presentation to Lenders dated January 12, 2009.
(c) The definition of “Consolidated Total Debt” set forth in Section 1.1 of the Credit Agreement is amended by deleting the text “(other than Revolving Extensions of Credit made under the Borrowing Base)” through the end of the definition.
(d) The definition of “Eurodollar Base Rate” set forth in Section 1.1 of the Credit Agreement is amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing, the Eurodollar Base Rate shall not be less than 3.25% per annum.
(e) The following definitions set forth in Section 1.1 of the Credit Agreement are deleted and replaced with the following:
“Applicable Margin”: (a) with respect to Revolving Credit Loans, Term Loans and Incremental Term Loans, 5.00% per annum for Base Rate Loans and 6.00% per annum for Eurodollar Loans, and (b) with respect to Swing Line Loans, 5.00% per annum; provided, that on and after the first Adjustment Date occurring with respect to the fiscal quarter ending on or about March 31, 2009, the Applicable Margin will be determined pursuant to the Pricing Grid.
“Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day plus 1.0%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively. Notwithstanding the foregoing, the Base Rate shall not be less than 4.25% per annum.
“Commitment Fee Rate”: 3/4 of 1% per annum.
“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto or as set forth in the Sixth Amendment, as the same may be changed from time to time pursuant to the terms hereof. The Total Revolving Credit Commitments on the Sixth Amendment Effective Date is $65,000,000.
“Revolving Credit Termination Date”: May 31, 2010.

4. Amendment to Section 2.12 (Mandatory Prepayments). Section 2.12 of the Credit Agreement is amended by adding the following new paragraph (h) at the end thereof:
(h) If on the last day of any calendar quarter the aggregate amount of cash and Cash Equivalents (other than cash and Cash Equivalents subject to a Lien or other claim other than (i) customary bankers’ liens and (ii) Liens in favor of the Lenders) of the Borrower and its Subsidiaries exceeds the amount set forth below for such calendar quarter, then the Borrower shall on the first Business Day of the next calendar quarter repay first the Swing Line Loans and then the Revolving Credit Loans to the extent of such excess:

Calendar Quarter	Amount

March and September	$10,000,000
June	25,000,000
December	35,000,000
5. Amendment to Section 4.1 (Financial Condition). Section 4.1(b) of the Credit Agreement is amended by (a) deleting each reference to the dates “March 31, 2004”, “March 31, 2005”, “March 31, 2006” and “December 31, 2006” and substituting therefor, respectively, the dates “March 31, 2006”, “March 31, 2007”, “March 31, 2008” and “September 30, 2008” and (b) deleting each reference to the phrase “the nine-month period” and substituting therefor the phrase “the six-month period”.
6. Amendment to Section 4.2 (No Change). Section 4.2 of the Credit Agreement is amended by deleting the date “December 31, 2006” and substituting therefor the date “March 31, 2008”.
7. Amendment to Section 7.1(a) (Consolidated Leverage Ratio). Section 7.1(a) of the Credit Agreement is hereby amended by deleting the table contained therein and inserting in lieu thereof the following table:

Consolidated
Fiscal Quarter	Leverage Ratio

December 31, 2008	6.25 to 1.0
March 31, 2009	5.75 to 1.0
June 30, 2009	6.50 to 1.0
September 30, 2009	5.50 to 1.0
December 31, 2009	6.25 to 1.0
March 31, 2010	5.25 to 1.0
Thereafter	4.50 to 1.0
8. Amendment to Section 7.1(b) (Consolidated Interest Coverage Ratio). Section 7.1(b) of the Credit Agreement is amended by deleting the table contained therein and inserting in lieu thereof the following table:

Consolidated Interest
Fiscal Quarter	Coverage Ratio

December 31, 2008	1.60 to 1.0
March 31, 2009	1.60 to 1.0
June 30, 2009	1.60 to 1.0
September 30, 2009	1.60 to 1.0
December 31, 2009	1.60 to 1.0
March 31, 2010	1.60 to 1.0
Thereafter	2.00 to 1.0

9. Amendment to Section 7.1(c) (Consolidated Fixed Charge Coverage Ratio). Section 7.1(c) of the Credit Agreement is amended by deleting the table contained therein and inserting in lieu thereof the following table:

Consolidated Fixed
Fiscal Quarter	Charge Coverage Ratio

December 31, 2008	1.15 to 1.0
March 31, 2009	1.15 to 1.0
June 30, 2009	1.15 to 1.0
September 30, 2009	1.15 to 1.0
December 31, 2009	1.15 to 1.0
March 31, 2010	1.15 to 1.0
Thereafter	1.25 to 1.0
10. Amendment to Section 7.7 (Limitation on Capital Expenditures). Section 7.7 of the Credit Agreement is amended by deleting the text in paragraph (a) beginning “; provided, that (i) 100% of any such amount not so expended” through the end of such paragraph.
11. Amendment to Section 7.8 (Limitation on Investments, Loans and Advances).
(a) Paragraph (g) of Section 7.8 of the Credit Agreement is amended by deleting the paragraph and inserting in lieu thereof the following paragraph:
(g) acquisitions by the Borrower or any of its Subsidiaries of the Capital Stock of, or assets of, entities engaged in similar lines of business as the Borrower and its Subsidiaries on the Closing Date, provided that (i) the aggregate purchase price for all such acquisitions occurring after the Closing Date shall not exceed $65,000,000 (plus common equity or preferred equity having terms satisfactory to the Administrative Agent (or the net cash proceeds of such equity) issued by SuperHoldings to finance such acquisition, excluding the equity contribution referred to in Section 16 of the Sixth Amendment), (ii) the aggregate purchase price for all such acquisitions (excluding, in the fiscal year of the Borrower ending on December 31, 2004, the aggregate purchase price for the Specified Acquisitions) shall not exceed $15,000,000 (plus common equity or preferred equity having terms satisfactory to the Administrative Agent (or the net cash proceeds of such equity) issued by SuperHoldings to finance such acquisition, excluding the equity contribution referred to in Section 16 of the Sixth Amendment) in any fiscal year of the Borrower, (iii) no Default or Event of Default shall have occurred or be continuing after giving effect to any such acquisition, (iv) no Indebtedness shall be assumed by the Borrower or any of its Subsidiaries in connection with any such acquisition except to the extent otherwise permitted pursuant to this Agreement, (v) the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.1 after giving effect to any such acquisition and (vi) all such acquisitions after the Sixth Amendment Effective Date shall be limited to acquisitions of the Capital Stock of, or assets of, contract-managed stores engaged in similar lines of business as the Borrower and its Subsidiaries on the Closing Date;

(b) Section 7.8 of the Credit Agreement is further amended by inserting the following text before the semicolon at the end of paragraph (j):
; provided that the Consolidated Leverage Ratio shall not exceed 4.75 to 1.00 on a pro forma basis after giving effect to any such investment.
12. Amendment to Pricing Grid. The Pricing Grid attached as Annex A to the Credit Agreement is hereby deleted and Annex A attached to this Sixth Amendment is substituted therefor.
13. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Sixth Amendment. The Borrower represents and warrants that, after giving effect to this Sixth Amendment, no Default or Event of Default has occurred and is continuing.
14. Amendment Fee. The Borrower agrees to pay each Lender (including JPMorgan Chase Bank, N.A.) which consents to this Sixth Amendment on or prior to 3:00 p.m., New York City time, February 3, 2009 (by executing and delivering to the Administrative Agent or its counsel an executed counterpart to this Sixth Amendment on or prior to such time), an amendment fee in an amount equal to 1.0% of the aggregate amount of such Lender’s Revolving Credit Commitment and Term Loans in effect immediately prior to the Sixth Amendment Effective Date; such fees shall be payable on the Sixth Amendment Effective Date in immediately available funds to the Administrative Agent on behalf of the applicable Lender and shall be in addition to the extension fee described in the following Section of this Sixth Amendment.
15. Extension Fee. In consideration of the agreement of the Revolving Credit Lenders to extend the Revolving Credit Termination Date, the Borrower agrees to pay each Revolving Credit Lender an extension fee in an amount equal to 1.00% of the amount of such Revolving Credit Lender’s Revolving Credit Commitment calculated after giving effect to the reduction in the Total Revolving Credit Commitments described in Section 2 hereof; such fees shall be payable on the Sixth Amendment Effective Date in immediately available funds to the Administrative Agent on behalf of the applicable Revolving Credit Lender and shall be in addition to the amendment fee described in the preceding Section of this Sixth Amendment.
16. Effectiveness. This Sixth Amendment shall become effective on the Sixth Amendment Effective Date (as such term is defined in the Credit Agreement) upon the satisfaction of the following conditions precedent:
(a) Sixth Amendment. The Administrative Agent shall have received this Sixth Amendment executed and delivered by the Administrative Agent, the Borrower, the Lenders party to the Credit Agreement constituting the “Required Lenders” thereunder and each Lender which has a Revolving Credit Commitment (or, in the case of any Lender, a lender addendum or joinder agreement in a form specified by the Administrative Agent).
(b) Equity Contribution. The Borrower shall have received a common equity contribution from the Sponsors (which amount shall be funded by the Sponsors as a common equity contribution (or a preferred equity contribution having terms satisfactory to the Administrative Agent) to SuperHoldings and the gross proceeds of which then shall be successively contributed to the common equity of Holdings and the Borrower) of an amount not less than $10,000,000 and shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying receipt of such common equity.

(c) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or before the Sixth Amendment Effective Date, and all expenses required to be paid on or before the Sixth Amendment Effective Date for which invoices have been timely presented, including, without limitation, the reasonable fees and expenses of legal counsel, on or before the Sixth Amendment Effective Date.
(d) Security Documents. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an authorized officer of the Borrower and each other Loan Party.
17. Mortgage Amendments. On or prior to the date which is 60 days after the Sixth Amendment Effective Date (which period may be extended from time to time by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent an executed mortgage amendment and updated title commitment in respect of each Mortgage in the form reasonably requested by the Administrative Agent.
18. Continuing Effect of the Credit Agreement. This Sixth Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
19. Counterparts. This Sixth Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
20. GOVERNING LAW. THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
21. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Sixth Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
[rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NBC HOLDINGS CORP.
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

NBC ACQUISITION CORP.
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

NEBRASKA BOOK COMPANY, INC.
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Neil R. Boylan
	Name:	Neil R. Boylan
	Title:	Managing Director

ANNEX A
PRICING GRID FOR REVOLVING CREDIT LOANS, TERM LOANS,
INCREMENTAL TERM LOANS AND SWING LINE LOANS

Consolidated	Applicable Margin for	Applicable Margin for
Leverage Ratio	Eurodollar Loans	Base Rate Loans
>5.0 to 1.0	6.00%	5.00%
<5.0 to 1.0	5.50%	4.50%
Changes in the Applicable Margin with respect to Revolving Credit Loans, Term Loans, Incremental Term Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.0 to 1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.0 to 1. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

EXHIBIT A
FORM OF ACKNOWLEDGMENT AND CONFIRMATION
1. Reference is made to Sixth Amendment, dated as of February 3, 2009 (the “Sixth Amendment”), to the Amended and Restated Credit Agreement, dated as of February 13, 1998, as amended and restated as of December 10, 2003, as further amended and restated as of March 4, 2004, and as amended by the First Amendment, Second Amendment thereto, Third Amendment thereto, Fourth Amendment thereto and the Fifth Amendment thereto (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Nebraska Book Company, Inc., a Kansas corporation (the “Borrower”), NBC Holdings Corp., NBC Acquisition Corp., the lenders party from time to time thereto (the “Lenders”), JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, Citigroup Global Markets Inc., as syndication agent, and Fleet National Bank and Wells Fargo Bank N.A., as co-documentation agents.
2. The Credit Agreement is being amended pursuant to the Sixth Amendment, among other things, to extend the Revolving Credit Termination Date, reduce the amount of the Revolving Credit Facility to $65,000,000, increase pricing and amend certain financial covenants. Each of the parties hereto hereby agrees, with respect to each Loan Document to which it is a party:
(a) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to the Sixth Amendment and shall apply to the increased obligations under the Credit Agreement; and
(b) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Sixth Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Loan Documents, as the same may be increased pursuant to the transactions contemplated by the Sixth Amendment.
3. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
4. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NBC HOLDINGS CORP.
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

NBC ACQUISITION CORP.
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

NEBRASKA BOOK COMPANY, INC.
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

SPECIALTY BOOKS, INC.
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

NBC TEXTBOOKS LLC
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

COLLEGE BOOKSTORES OF AMERICA, INC.
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer

NET TEXTSTORE LLC
By:	/s/ Alan G. Siemek
	Name:	Alan G. Siemek
	Title:	Treasurer